DISTRIBUTION AGREEMENT

        CREDIT SUISSE ALTERNATIVE CAPITAL REGISTERED FUNDS OF HEDGE FUNDS



Credit Suisse Asset Management Securities, Inc.
466 Lexington Avenue
New York, New York  10017-3147

         This Distribution Agreement (the "Agreement") dated as of March 23, 2007, shall be entered into by and among the funds listed in Appendix B, to be known as the Credit Suisse Alternative Capital Registered Funds of Hedge Funds (each a "Fund" and collectively the "Funds"), each of which is a Delaware limited liability company operating as a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and Credit Suisse Asset Management Securities, Inc. (the "Distributor"), a Delaware corporation operating as a broker-dealer, registered under the Securities and Exchange Act of 1934 (the "1934 Act") and with the National Association of Securities Dealers, Inc. ("NASD").

WHEREAS

         (A) The Funds desire to issue units of limited liability company interests ("Units"), pursuant to each Fund's registration statement on Form N-2 dated August 1, 2006, as amended or supplemented from time to time including the prospectus and the statement of additional information ("SAI") and any supplements or amendments thereto or materials incorporated by reference into the prospectus of SAI (collectively, "Registration Statement").

         (B) The Funds desire to appoint the Distributor as distributor with respect to the Units, and the Distributor is willing to accept such appointment.

NOW IT IS AGREED AS FOLLOWS:

1.       Distribution of Units
         ---------------------

         (a) Subject to the terms and conditions set forth herein, the Fund appoints the Distributor as its non-exclusive distributor in connection with the offer and sale of Units, and the Distributor hereby accepts such appointment and agrees to use its reasonable best efforts to offer and sell Units to investors whom the Distributor reasonably believes meet the eligibility requirements set forth in the Registration Statement and to use all reasonable efforts to assist the Fund in closing the sale of Units by each investor who submits a Subscription Agreement (as defined below). Unless otherwise agreed by the parties, the Fund and/or Credit Suisse Alternative Capital, Inc., investment adviser and services agent to the Fund (the "Investment Adviser" or the "Services Agent"), shall be responsible for reviewing each Subscription Agreement to confirm that it has been completed in accordance with the instructions thereto and that each has been completed by or on behalf of an "Eligible Investor" as described in the Registration Statement. The Fund and/or the Services Agent, in its or their sole discretion, may return to the Distributor any Subscription Agreement that is not completed to its or their satisfaction and shall be under no obligation to accept any Subscription Agreement. The Distributor is not obligated to sell any specific number of Units or to purchase any Units for its own account. The Fund shall be entitled to appoint additional distributors.

         (b) In offering Units, the Distributor shall act solely as the agent of the Fund not as principal.

         (c) Prior to forwarding a Subscription Agreement to the Fund and/or the Services Agent (or their or its designee) for acceptance, the Distributor shall use its reasonable efforts to determine that the subscriber for Units has a legitimate source of funds, that there is no reason to suspect such subscriber of money laundering activities, and that in forwarding the Subscription Agreement the Distributor is compliant with the program described in Section 5(g).

         (d) For purposes of the offering of Units, the Fund has furnished to the Distributor copies of the Registration Statement and subscription documentation (the "Subscription Agreement"). Additional copies of such documents will be furnished to the Distributor at no cost to the Distributor in such numbers as may be reasonably requested. The Distributor is authorized to furnish to prospective subscribers for Units only such information concerning the Fund and the offering as may be contained in the Registration Statement, the Fund's formation documents, or any other documents, including sales material, if filed with the Registration Statement or approved in writing by the Fund (collectively with the Registration Statement, formation documents and Subscription Agreement, the Fund's "Offering Documents").

         (e) The Fund may suspend or terminate the offering of any Units at any time as to specific classes of investors, as to specific jurisdictions or otherwise. A Fund will promptly advise the Distributor of the determination to cease offering Units or recommence offering Units. Upon notice to the Distributor of the terms of such suspension or termination, the Distributor shall suspend solicitation of subscriptions for Units in accordance with such terms until the Fund notifies the Distributor that such solicitation may be resumed.

         (f) The Fund will furnish the Distributor with such documents as it may reasonably require, from time to time, for the purpose of enabling it to offer and sell Units as contemplated by this Agreement, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions contained in this Agreement. All proceedings taken by the Fund in connection with the issuance and sale of Units as contemplated in this Agreement will be satisfactory in form and substance to the Distributor.

         (g) The Distributor accepts such appointment as distributor and agrees to render such services and to assume the obligations herein set forth for the compensation herein provided. The Distributor agrees to (a) provide one or more persons during normal business hours to respond to telephone questions from prospective investors concerning the Funds that are referred to it by the Funds' service providers, (b) monitor the processing of purchase and repurchase orders for Fund Units by the Funds' service providers, (c) enter into distribution and service agreements with broker-dealers and other financial intermediaries, and
(d) perform such other services as the parties may agree from time to time. The Distributor shall for all purposes herein provided be deemed to be an independent contractor and, unless expressly provided herein or otherwise authorized, shall have no authority to act for or represent the Fund in any way. The Distributor, by separate agreement with the Fund, may also serve the Fund in other capacities. The services of the Distributor to the Fund under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar or other services to others so long as its services hereunder are not impaired thereby. The Distributor represents that it is a registered securities dealer and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD").

         (h) The Distributor will prepare and deliver such reports as requested by each Fund's Board of Managers, and otherwise from time to time as requested by the Fund. Such reports shall be in substantially the form requested by the Fund. If requested by the Funds, the Distributor shall send, at its own expense, one or more appropriate representatives to report in person at a meeting of the Funds' Board of Managers.

         (i) The Distributor will use appropriate efforts to market the Funds and solicit orders for the sale of the Units at such prices and on the terms and conditions set forth in the Registration Statement. The Distributor agrees to file with all necessary regulatory authorities, such as the NASD and the Securities and Exchange Commission (the "SEC"), such advertising and sales literature as has been previously approved by the Funds. The Distributor agrees that it will have legal responsibility under all applicable laws, rules and regulations, including the rules and regulations of the SEC and the NASD, for the form and use of all advertising and sales literature for the Funds which the Distributor prepares, uses, approves for use and/or files with the SEC and/or the NASD.

         (j) In carrying out its duties and responsibilities hereunder, the Distributor may, pursuant to separate written contracts, appoint various financial services firms and/or advisers ("Firms"), to provide advertising, promotion and other distribution services contemplated hereunder directly to or for the benefit of existing and potential shareholders who may be clients of such Firms. Such Firms shall at all times be deemed to be independent contractors retained by the Distributor and not the Fund.

         (k) The Distributor shall use its best efforts with reasonable promptness to sell such part of the authorized Units of the Fund remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933, as amended ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Fund's currently effective Registration Statement; provided, however, that the Distributor may, in its discretion, refuse to accept orders for Units from any particular applicant. Without limiting the foregoing, the Distributor agrees to: (i) sell Units only to an investor who is an "Eligible Investor" as that term is defined in the Registration Statement; (ii) obtain and comply with any investor certification requirements set forth in the Fund's Registration Statement; and
(iii) impose the requirements set forth in (i) and (ii) of this paragraph as a condition of the sales activity of any Firm or other person with whom the Distributor enters into a selling group arrangement with respect to the Units.

         (l) The Distributor shall sell Units of the Fund to or through qualified Firms in such a manner, not inconsistent with the provisions hereof and the Fund's Registration Statement, as the Distributor may determine from time to time, provided that no Firm or other person shall be appointed or authorized to act as agent of the Fund without prior consent of the Fund. The Distributor is authorized to enter into member servicing arrangements with such Firms as described in the Fund's Registration Statement, as applicable, and the Fund, as described in its Registration Statement, as applicable, will reimburse the Distributor for any payments made to such Firms that have agreed to provide ongoing member services and account maintenance services to members in the Fund that are their customers. In addition to sales made by it as agent of the Fund, the Distributor may, in its discretion, also sell Units of the Fund as principal to persons with whom it does not have selling group agreements.


         (m) Units of the Fund offered for sale or sold by the Distributor shall be so offered or sold at a price per Unit determined in accordance with the Registration Statement. The price the Fund shall receive for Units purchased from it shall be the net asset value used in determining the public offering price applicable to the sale of such Units, except with respect to Units sold during the initial offering period, as defined in the Registration Statement, which shall be offered and sold at the price set forth therein.


         The Distributor may compensate Firms, from its fees, for sales of Units at the commission levels provided in the Registration Statement from time to time. The Distributor may also pay other commissions, fees or concessions to Firms, and may pay them to others in its discretion, in such amounts as the Distributor shall determine from time to time consistent with applicable regulations.

         (m) The Distributor will require each Firm to conform to the provisions hereof and the Registration Statement with respect to the public offering price or net asset value, as applicable, of the Fund's Units, and neither the Distributor nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

         (n) The Fund will use its best efforts to keep effectively registered under the 1933 Act, for sale as herein contemplated, such Units as the Distributor shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered. Notwithstanding any other provision hereof, the Fund may terminate, suspend, or withdraw the offering of Units whenever, in its sole discretion, actions it deems to be desirable.

         (o) The Fund will execute any and all documents and furnish any and all information that may be reasonably necessary in connection with the qualification of its Units for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as the Distributor may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome). The Fund will furnish to the Distributor from time to time such information with respect to the Fund and its Units as the Distributor may reasonably request for use in connection with the sale of Units of the Fund.

         (p) The Distributor shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this Agreement as may be required under any applicable law. At or prior to the time of issuance of Units, the Distributor will pay or cause to be paid to the Fund the amount due the Fund for the sale of such Units. Units shall be registered on the transfer books of the Fund in such names and denominations as the Distributor may specify.

         (q) The Distributor shall order Units of the Fund from the Fund only to the extent that it shall have received purchase orders therefore. The Distributor will not make, or authorize Firms or others to make (a) any short sales of Units of the Fund; or (b) any sales of such Units to any member of the Fund's board of managers ("Board") or officer of the Fund or to any officer or Board member of the Distributor or of any corporation or association furnishing investment advisory, managerial or supervisory services to the Fund, or to any corporation or association, unless such sales are made in accordance with the Registration Statement relating to the sale of such Units. The Distributor, on behalf of and for the account of the Fund, may repurchase the Units of the Fund at such prices and upon such terms and conditions as shall be specified in the Fund's Registration Statement. In selling or repurchasing Units of the Fund for the account of the Fund, the Distributor will in all respects conform to the requirements of all state and federal laws and the Conduct Rules of the National Association of Securities Dealers, Inc., relating to such sale or repurchase, as the case may be. The Distributor will observe and be bound by all the provisions of the Fund's organizational documents (and of any fundamental policies adopted by the Fund pursuant to the 1940 Act), which in any way require, limit, restrict, prohibit or otherwise regulate any action on the part of the Distributor hereunder.


2.       Handling of Orders
         -----------------

         (a)  For  purposes  of  this   Agreement,   purchases  of  Units  whose
subscriptions were solicited by the Distributor and accepted by the Fund are referred to herein as the "Distributor's Subscribers."

         (b) All properly presented and accepted subscriptions of the purchase of Units shall be executed at the offering price per Units as described in the Registration Statement.

         (c)  The   procedures   relating  to   soliciting   and  the   handling
subscriptions for Units will be subject to the terms of the Registration Statement and the Operating Procedures set forth in Appendix A hereto.

         (d) Payments for Units shall be made as specified in the Registration Statement and Subscription Agreement.

         (e) The Distributor will not at any time be responsible for performing recordkeeping or accounting services with respect to the Fund, except as may be described herein. The Fund shall promptly inform the Distributor of the Fund's net assets and net asset value per Unit (and/or in certain instances estimated net asset values) as soon as reasonably practicable following their calculation. The Distributor is authorized to communicate such calculations to each of the Distributor's Subscribers. In the event that estimated net asset values are provided in lieu of net asset values, the Distributor shall make appropriate disclosures to the Distributor's Subscribers.

3.       Fees and Expenses
         -----------------

         (a) The Distributor is entitled to charge a sales load on the purchase price of Units of certain Funds of up to 3.5%, as specified in the Funds' Registration Statement, upon acceptance of the investor's subscription for Units by the Services Agent; provided that the Distributor may waive or reduce the sales load in particular cases as described in the Registration Statement. The Distributor may re-allow all or any portion of the sales load to broker-dealers as the distributor may determine.

         (b) Except as may otherwise be agreed to by the Fund, the Distributor shall be responsible for the payment of all costs and expenses incurred by it in connection with the performance of its obligations under this Agreement (other than those costs associated with preparing and updating the Registration Statement and with reviewing the qualifications of prospective investors, which costs will be borne by the Fund).

         (c) The Distributor may enter into such member servicing arrangements and make such payments as described in Section 1(l) hereof, and may make such other payments as set forth in Section 1(m) hereof.


4.       Additional Representation, Warranties and Covenants of the Fund
         ---------------------------------------------------------------

         The Fund hereby represent, warrant, and covenant to the Distributor that:

         (a) The Fund has been duly formed under the laws of the State of Delaware and has the power and authority to affect the offering of its Units and conduct its business as described in the Registration Statement. All necessary filings, consents and other actions necessary to qualify the offering of units in each applicable U.S. state and to conduct the business of the Fund as described in the Registration Statement have been, or will timely be, made or taken.

         (b) The Funds engage in business as closed-end, non-diversified management investment companies and are registered as such under the 1940 Act and will maintain the effectiveness of their registration statements with the Securities and Exchange Commission.

         (c) The sale of Units and the execution, delivery and performance of this Agreement and the Fund's conduct of business as described in the Registration Statement will not result in the violation of any applicable law.

         (d) The Fund will use the proceeds from the sale of Units for the purposes set forth in the Registration Statement.

         (e) Units to be or which may be issued by the Fund have been duly authorized for issuance and sale and, when issued and delivered by the Fund will conform in all material respects to all statements relating thereto contained in the Registration Statement.

         (f) The Registration Statement and any selling materials prepared or approved by the Fund do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time after the commencement of the offering of Units and prior to the termination of such offering, an event occurs that in the opinion of counsel to the Fund materially affects the Fund and that should be set forth in an amendment or supplement to the Registration Statement in order to make the statements in the Registration Statement not misleading the Fund will notify the Distributor as promptly as practicable of the occurrence of such event and prepare and furnish to the Distributor copies of an amendment or supplement to the Registration Statement, in such reasonable quantities as it may request, for delivery to Distributor's Subscribers in order that the Registration Statement will not contain any untrue statement of any material fact or omit to state a material fact that in the opinion of such counsel is necessary to make the statements in the Registration Statement not misleading. If a Fund shall not propose such amendment or amendments and/or supplement or supplements within (15) days after receipt by the Fund of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. A Fund shall not file any amendment to any Registration Statement or supplement to and prospectus or SAI without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit a Fund's right to file at any time such amendments to any Registration Statement or supplement any prospectus or SAI as the Fund may deem advisable, such right being in all respects absolute and unconditional.

         (g) This Agreement has been duly authorized, executed and delivered by the Fund and, upon execution by the Distributor, will constitute a valid and binding agreement of the Fund.

         (h) Upon the Distributor's request, the Fund will make available to the Distributor any information pertaining to the Fund reasonably requested by any prospective investor.

         (i) The foregoing covenants and representations shall be true and correct as of the date hereof and for so long as the Agreement remains in effect and the Distributor's subscribers are invested in that Fund.

5.       Additional Representation, Warranties and Covenants of the Distributor.
         ----------------------------------------------------------------------

         The Distributor hereby represents and warrants to the Fund as follows:

         (a) The Distributor will comply with all applicable laws and regulations in connection with its activities as distributor including, without limitation, all rules and regulations under the Securities Exchange Act of 1934, as amended.

         (b) The Distributor has full power and authority to enter into, and to perform its obligations under, this Agreement.

         (c) The execution of this Agreement by the Distributor has been validly authorized.

         (d) In selling Units, the Distributor will solicit offers to buy Units only in compliance with the procedures described in Section 1(j) above and the Registration Statement. Neither the Distributor nor any other persons authorized by the Distributor will give any information or make any representations, other than those contained in the Registration Statement and any other Offering Documents specifically approved by the Fund.

         (e) The Distributor will distribute to each person to whom the Distributor has furnished a copy of the Registration Statement and/or other applicable written offering document any amendment or supplement thereto provided to the Distributor by the Fund as may be applicable to such person.

         (f) The Distributor acknowledges that transfers of Units (and their repurchase by the Fund) are restricted as described in the Registration Statement.

         (g) The Distributor represents that it has an anti-money laundering program in place reasonably designed to comply with Section 352 of the USA Patriot Act, NASD Rule 3011, and NYSE Rule 445. The Distributor's anti-money laundering program includes: ((3)) Anti-Money Laundering/ "Know your Customer" polices and procedures; ((3)(3)) the designation of an Anti-Money Laundering Compliance Officer; ((3)(3)(3)) recording-keeping and reporting practices in accordance with applicable law; ((3)v) reporting of suspicious activity to government authorizes in accordance with applicable law; (v) anti-money laundering training; and (v(3)) independent testing for compliance. The Distributor will provide such periodic reports or certification to the Fund regarding this program as the Fund may reasonably request.

         (h) The Distributor maintains all licenses and registrations necessary under applicable law and regulations (including the rules of the NASD) to provide the services required to be provided by the Distributor under this Agreement.

6.       Liability; Indemnification
         --------------------------

         (a) The Fund agrees to indemnify, defend and hold the Distributor and its affiliates and their respective officers, directors, employees, agents, representatives and controlling persons free and harmless from and against any and all claims, demands, liabilities and reasonable expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable expenses (including the cost of investigation or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Distributor and its affiliates and their respective officers, directors, employees, agents, representatives and/or any such controlling person may incur arising out of or based upon (i) any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading contained in the Registration Statement or other Offering Documents (except to the extent such untrue statement or omission was made in reliance on and in conformity with information provided in writing to the Fund, by the Distributor for inclusion in the Registration Statement or other Offering

Documents); (ii) any material breach by the Fund of any provision of this Agreement including any representation, warranty, covenant or agreement set forth herein; (iii) any material violation of any applicable law by the Fund or its officers, directors, employees, agents (other than the Distributor), or representatives; (iv) any actions of the Fund and its officers, directors, employees and agents (other than the Distributor) or representatives relating to the sale of Units, including but not limited to any statements or representations, written or oral, concerning the Fund that such a party makes to the Distributor and its agents and representatives; (v) the action of the Fund and its employees and agents relating to the Fund's processing of Subscription Agreements and the servicing of customer accounts; or (vi) any act or omission made in respect of its function as Distributor; provided, however, that, in no event shall anything herein be so construed as to protect the Distributor against any liability to which the Distributor would otherwise be subject by reason of its gross negligence, willful misfeasance or bad faith or reckless disregard of its obligations and duties under this Agreement, or violation of any applicable law by the Distributor in connection with the distribution of Units. The Funds' agreement to indemnify the Distributor, and other indemnities as aforesaid is expressly conditional upon the Fund being promptly notified of any action brought against the Distributor, such as notification to be given by letter or facsimile addressed to the Fund at the address set forth in this Agreement or other address communicated to the Distributor in writing (but only to the extent that the Fund is prejudiced by the failure to give prompt notice), and further conditional upon the Distributor reasonably cooperating with the Fund with respect to any claim or demand for which the Distributor seeks indemnity and promptly defending such claims if the Fund reasonably requests. In addition, any determination by the Fund under this Section 6(a) will be made in accordance with Section 17 of the 1940 Act. The Fund agrees to promptly notify the Distributor of the commencement of any litigation proceedings against the Fund, or any of its officers or directors in connection with the issue and sale of any Units.

         (b) The Distributor agrees to indemnify, defend and hold each Fund and its controlling persons free and harmless from and against any and all claims, demands, liabilities and reasonable expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which such party may incur, only to the extent that such liability or expense incurred by such party resulting from such claims or demands shall arise out of or be based upon the Distributor's gross negligence, willful misfeasance, bad faith or reckless disregard of its obligations and duties under this Agreement or violation by the Distributor of any applicable law in connection with the distribution of Units, and to the extent that such liability or expense incurred by the Fund and its controlling persons resulting from such claims or demands shall arise out of or be based upon (a) any sales literature, advertisements, information, statements or representations issued or made by the Distributor without the prior written consent of the Fund or its agent, (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to a Fund specifically for use in the Registration Statement relating to such Fund, (c) any omission or alleged omission to state a material fact in connection with such information required or necessary to make such information not misleading or (d) the breach by the Distributor of this Agreement. The Distributor's agreement to indemnify such party as aforesaid is expressly conditional upon the Distributor being promptly notified of any action brought against such party, such notification to be given by letter or facsimile addressed to the Distributor at its address set forth herein or other address communicated to the Fund in writing (but only to the extent that the Distributor is prejudiced by the failure to give prompt notice), and further conditional upon such party reasonably cooperating with the Distributor with respect to any claim or demand for which any of such party seeks indemnity and promptly defending such claim if the Distributor reasonably requests.

         (c) If recovery is not available under the foregoing indemnification provisions of this Section 6 for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution toward the amount paid or payable by such indemnified party as a result of the liabilities, claims, costs (including attorneys fees and expenses), damages and expenses referred to in Subsection (a) or (b) above. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Units, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any untrue statement or omission, and any other equitable considerations appropriate under the circumstances.

         (d) Promptly after receipt by either party of notice of any claim or the commencement of any action or proceeding with respect to which such party may be entitled to be indemnified hereunder, the party claiming indemnification (the "Indemnified Party") will notify the other party (the "Indemnifying Party") in writing of such a claim or the commencement of such action or proceedings, and the Indemnifying Party will assume the defense of such action or proceeding and will employ counsel satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel as incurred. Notwithstanding the proceeding sentence, the Indemnified Party will be entitled to employ counsel separate from the Indemnifying Party's counsel and from any other party in such action if the Indemnified Party determines that a conflict of interest exists which makes counsel chosen by the Indemnifying Party not advisable or if the Indemnified Party reasonably determines that the Indemnifying Party's assumption of the defense does not adequately represent the Indemnified Party's interest. In such event the Indemnifying Party will pay the fees and disbursements of such separate counsel, but in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (in addition to local counsel) for the Indemnified Party in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (e) The Indemnifying Party agrees that it will not, without prior written consent of the Indemnified Party, settle any pending or threatened claim or proceeding related to or arising out of such engagement or transaction or conduct in connection therewith (whether or not the Indemnified Party is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing the Indemnified Party from and holding the Indemnified Party harmless against all liability in respect of claims by any releasing party related to or arising out of such engagement or any transaction or conduct in connection therewith. The Indemnifying Party will also promptly reimburse the Indemnified Party for all reasonable expenses (including counsel fees) as they are incurred by the Indemnified Party in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification may be sough hereunder (whether or not the Indemnified Party is a party to such claim or proceeding) or in enforcing this Agreement.

         (f) The provisions of this Section 6 shall survive termination of this Agreement.

7.       Terms and Termination
         ---------------------

         (a) This Agreement will become effective for all purposes as of the date first written above and will remain in effect for an initial term of two years from such date, unless terminated in accordance with the terms of this Agreement. Thereafter, this Agreement will continue in effect from year to year, provided that each such continuance is approved by the Fund's Board of Directors, including the vote of a majority of the Directors who are not "interested persons" of the Fund within the meaning of the 1940 Act.

         (b) Either party may terminate this Agreement without cause, upon thirty (30) days' prior written notice to the other party, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by one party, by written notice to such breaching party, at any time; provided however, that if this Agreement is terminated as to specific Units, this Agreement shall only be deemed terminated with respect to those Units. This Agreement shall terminate automatically in the event of its "assignment" within the meaning of the 1940 Act.

8.       Notice
         ------

         Each Fund agrees to advise the Distributor immediately in writing:

                (a) of any request by the SEC for amendments to the Registration
             Statement relating to such Fund then in effect with respect to any class of the Units or for additional information;

                (b) in the event of the  issuance  by the SEC of any stop  order suspending the effectiveness of the Registration Statement relating to such Fund then in effect with respect to any class of the Units or the initiation of any proceeding for that purpose;

                (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement relating to such Fund then in effect with respect to any class of the Units or that requires the making of a change in such Registration Statement in order to make the statements therein not misleading; and

                (d) of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issuance and sale of any class of the Units.

         Any notices under this Agreement shall be given in writing, sent by hand, overnight courier, telecopier or certified or registered mail to the address set forth below or to such other address as shall have been specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

  If to a Fund:

  Credit Suisse Alternative Capital Multi-Strategy Fund, LLC,
  Credit Suisse Alternative Capital Long/Short Equity Fund, LLC,
  Credit Suisse Alternative Capital Multi-Strategy Institutional Fund, LLC, or Credit Suisse Alternative Capital Long/Short Equity Institutional Fund, LLC 11 Madison Ave, 13th Floor
  New York, NY 10010-3629
  Attention: Egidio Robertiello, President

  With a copy to:

  Credit Suisse Alternative Capital, Inc.
  11 Madison Ave, 13th Floor
  New York, NY 10010
  Attention: Michael Bessel, Chief Compliance Officer

  If to the Distributor:

  Credit Suisse Asset Management Securities, Inc.
  11 Madison Avenue
  New York, NY 10010-3629
  Attn: Steven B. Plump, President

9.       Confidentiality
         ---------------

         (a) The Fund hereby acknowledges that it has received or will receive written and/or oral information (such information being referred to in this Section 9 as "Customer Information") from the Distributor regarding those customers of the Distributor that subscribe for Units including the names of the Distributor's subscribers and that all such Customer Information has been or will be furnished to them subject to the provision of this Section 9. The Fund agrees that it will use, and that it will ensure that all of its affiliates and agents and other entities providing services with respect to the Fund's use, the Customer Information solely in connection with the subscription for Units by subscribers, the booking of such Units, the administration of the Fund and the performance of their respective roles with respect to the Fund and its Units, and for no other purpose whatsoever. Furthermore, the Fund agrees that it will not disclose or make available, and will ensure that none of their affiliates or agents or other entities providing services with respect to the Fund discloses or makes available, any Customer Information to any person or entity that does not have a need to know such Customer Information in connection with the foregoing. Specifically, and without limitation of the foregoing, the Fund agrees that it will not disclose or make available, and will ensure that none of their affiliates or agents or other entities providing service with respect to the Fund disclose or make available, any Customer Information to any persons or entities responsible for or involved in the marketing or products or services to customers of such persons or entities.

         (b) The Distributor acknowledges and agrees that the Fund and its respective affiliates may disclose Customer Information or portions thereof (1) at the request of a regulatory or self-regulatory agency or in connection with an examination of the Fund, or such affiliates by regulatory examiners; (2) pursuant to SUBPOENA or other legal process; (3) at the express direction of any other authorized government or self-regulatory agency; (4) to its internal or external attorneys or auditors; (5) to others to whom the Fund or such affiliates are required to make such disclosure by law or regulation, and in any of the circumstances mentioned in clause (2), (3), or (5), the Fund shall (to the extent permitted by law) give the Distributor reasonable prior notice of any disclosure and shall, in any event, advise the Distributor of any such disclosure to the extent permitted by law.

         (c) The provisions of this Section 9 shall not apply to information concerning a customer that is obtained in any manner other than pursuant to this Agreement.

         (d) The provisions of this Section 9 shall survive the termination of this Agreement.

10.      Miscellaneous
         -------------

         (a) This Agreement is to be governed by, and construed in accordance with, the laws of the State of New York without giving effect to choice of laws principles, and the provisions of the 1940 Act (which provisions shall control in the event of any conflict between the laws of the State of New York and the 1940 Act). Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated except by an instrument in writing signed by both parties.

         (b) This Agreement sets forth the entire agreement between the parties hereto and replaces and supersedes all other understanding, commitments, and agreements relating to the subject matter hereof.

         (c)  If  any   provision  of  this   Agreement  is   determined  to  be
unenforceable, the remaining provisions shall remain enforceable to the extent permissible.

         (d) The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

         (e) All parties hereto are expressly put on notice of the Fund's Limited Liability Company Operating Agreement, and all amendments thereto. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the Board members, officers, or unitholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by the Distributor for recovery of any liability of the Fund arising hereunder allocated to the Fund, whether in accordance with the express terms hereof or otherwise, the Distributor shall have recourse solely against the assets of the Fund to satisfy such claim and shall have no recourse against the assets of any other fund for such purpose.

         IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.




THE CREDIT SUISSE ALTERNATIVE CAPITAL FUNDS LISTED IN APPENDIX B


By:   /s/ Egidio Robertiello
   -------------------------
Name:    Egidio Robertiello
Title    President


CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.


By:   /s/  Steven B. Plump
   -----------------------
Name:    Steven B. Plump
Title    Chief Executive Officer and President

                                                                      Appendix A
                                                                      ----------


                              OPERATING PROCEDURES

         Unless otherwise agreed by the parties, the Fund agrees that it will not accept any subscriptions for Units directly from the Distributor's customers and that any such subscriptions must be made through the Distributor.

         Unless otherwise agreed by the parties, the Distributor will deliver all Subscription Agreements to the Services Agent or its designee and the Services Agent or its designee will be responsible for reviewing all
Subscription Agreements to confirm that they have been completed in their entirety.

         The Fund or its designee will be responsible for maintaining records of all subscribers and for providing Distributor's Subscribers, on a timely basis, with at least quarterly statements of subscriptions and repurchases, and with at least quarterly unaudited performance information for the Fund. The Fund or its designee also will be responsible for providing the Distributor's Subscribers with confirmations of subscriptions and repurchases.

         The Distributor's Subscribers must comply with all subscription and repurchase procedures, including deadlines, set forth in the Registration Statement or otherwise communicated by the Fund to the Distributor with respect to the transmission of subscription and repurchase requests.

                                                                      Appendix B
                                                                      ----------

        CREDIT SUISSE ALTERNATIVE CAPITAL REGISTERED FUNDS OF HEDGE FUNDS

Taxable Investor Funds
----------------------

CREDIT SUISSE ALTERNATIVE CAPITAL MULTI-STRATEGY FUND, LLC
CREDIT SUISSE ALTERNATIVE CAPITAL LONG/SHORT EQUITY FUND, LLC


Institutional Investor Funds
----------------------------

CREDIT SUISSE ALTERNATIVE CAPITAL MULTI-STRATEGY INSTITUTIONAL FUND, LLC CREDIT SUISSE ALTERNATIVE CAPITAL LONG/SHORT EQUITY INSTITUTIONAL FUND, LLC